360 Funds 485BPOS

Exhibit 99.(j)(4)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the 360 Funds relating to the financial statements and financial highlights of Timber Point Global Allocations Fund and Timber Point Alternative Income Fund, each a series of shares of beneficial interest in 360 Funds. Such financial statements and financial highlights appear in the September 30, 2022 Annual Report to Shareholders.

BBD, LLP

Philadelphia, Pennsylvania

January 26, 2024